UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2006
INCO LIMITED
(Exact name of Registrant as specified in its charter)

CANADA	1-1143	98-0000676
(Province or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number (if applicable))
145 King Street West, Suite 1500,
Toronto, Ontario M5H 4B7
(416) 361-7511
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 13, 2006, Inco Limited (“Inco”) and Falconbridge Limited (“Falconbridge”) entered into a Fourth Amending Agreement (the “Fourth Amendment”). The Fourth Amendment amends the Support Agreement (the “Support Agreement”), made as of October 10, 2005, entered into between Inco and Falconbridge (filed as Exhibit 2.1 to Form 8-K (Commission File No. 001-01143) filed October 13, 2005), as amended by the Amending Agreement, dated as of January 12, 2006 (filed as Exhibit 2.4 to Amendment No. 2 to Form F-8 (File No. 333-129218) filed January 20, 2006), the Second Amending Agreement, dated as of February 20, 2006 (filed as Exhibit 2.5 to Amendment No. 3 to Form F-8 (File No. 333-129218) filed February 28, 2006), and the Third Amending Agreement, dated as of March 21, 2006 (filed as Exhibit 2.1 to Form 8-K (Commission File No. 001-01143) filed March 24, 2006).
Under the terms of the Fourth Amendment, Inco has agreed to increase the cash consideration offered to holders of Falconbridge common shares to Cdn.$51.17 per Falconbridge common share pursuant to Inco’s offer (the “Offer”) to acquire all of the issued and outstanding Falconbridge common shares. As a result, Falconbridge shareholders will be entitled to elect to receive either Cdn.$51.17 in cash per Falconbridge common share held or 0.6927 of a common share of Inco plus Cdn.$0.05 in cash for each Falconbridge common share held, subject in each case to proration based upon the maximum amount of cash available and the maximum number of Inco common shares issuable, under the Offer. The maximum amount of cash consideration available under the Offer will be Cdn.$4,786,678,875 and the maximum number of Inco common shares available under the Offer will be 200,657,578 Inco common shares. Assuming full proration of these maximum amounts, Falconbridge shareholders would be entitled to receive Cdn.$12.50 in cash and 0.524 of an Inco common share for each Falconbridge common share tendered to the Offer, subject to adjustment for fractional shares. Inco and Falconbridge also agreed to a corresponding adjustment to the number of Inco common shares to be received by holders of Falconbridge options following the completion of the take-over bid.
In consideration of Inco increasing the cash consideration under the Offer, Falconbridge has agreed to increase the amounts of the termination, enhanced expense and expense payments that may be payable to Inco in specified circumstances to U.S.$450 million, U.S.$150 million and U.S.$40 million, respectively.
The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.
Important Legal Information
This Form 8-K may be deemed to be solicitation material in respect of Inco’s proposed combination with Falconbridge. Inco filed with the SEC, on October 24, 2005, a registration statement on Form F-8 (containing an offer to purchase and a share exchange take-over bid circular) and amendments thereto, and will file further amendments thereto as required, in connection with the proposed combination. Inco has also filed, and will file (if required), other documents with the SEC in connection with the proposed combination. Falconbridge has filed a Schedule 14D-9F in connection with Inco’s offer and has filed, and will file (if required), other documents regarding the proposed combination, in each case with the SEC.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain copies of the registration statement and Inco’s and Falconbridge’s other SEC filings free of charge at the SEC’s web site, www.sec.gov. In addition, documents filed with the SEC by Inco may be obtained free of charge by contacting Inco’s media or investor relations departments.
Item 9.01 Financial Statements and Exhibits.

2.1	Fourth Amending Agreement, dated May 13, 2006, between Inco Limited and Falconbridge Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCO LIMITED

	By:	/s/ Simon A. Fish

Simon A. Fish
Executive Vice-President, General Counsel and Secretary
Date: May 15, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Fourth Amending Agreement, dated May 13, 2006, between Inco Limited and Falconbridge Limited.